EXHIBIT 99.1


                                  CERBCO, Inc.
          CONSOLIDATING SCHEDULE - STATEMENT OF OPERATIONS INFORMATION
                      THREE MONTHS ENDED SEPTEMBER 30, 2002
                                   (unaudited)

                                                        CERBCO, Inc.                         CERBCO, Inc.      Insituform East,
                                                        Consolidated       Eliminations      Unconsolidated      Incorporated

Sales                                                    $2,602,127           $      0          $       0            $2,602,127
                                                      -----------------    --------------  -----------------  --------------------
Costs and Expenses:
  Cost of sales                                           2,545,407                  0                  0             2,545,407
  Selling, general and administrative expenses              644,348                  0            136,039               508,309
                                                      -----------------    --------------  -----------------  --------------------
    Total Costs and Expenses                              3,189,755                  0            136,039             3,053,716
                                                      -----------------    --------------  -----------------  --------------------
Operating Loss                                             (587,628)                 0           (136,039)             (451,589)
Investment Income                                            86,978    (A)     (30,400)           116,534                   844
Interest Expense                                                  0    (A)      30,400                  0               (30,400)
Other Income (expense) - net                                 30,015                  0           (169,165)              199,180
                                                      -----------------    --------------  -----------------  --------------------
Loss Before Non-Owned Interests in Insituform East
  and Income Taxes                                         (470,635)                 0           (188,670)             (281,965)

Provision for Income Taxes                                   (6,000)                 0             (6,000)                    0
                                                      -----------------    --------------  -----------------  --------------------
Loss Before Non-Owned Interests in Insituform East         (464,635)                 0           (182,670)             (281,965)

Non-Owned Interests in Loss of Insituform East              171,234    (B)     171,234                  0                     0
                                                      -----------------    --------------  -----------------  --------------------
Net Loss                                                 $ (293,401)   (D)    $171,234          $(182,670)           $ (281,965)
                                                      =================    ==============  =================  ====================

                                                                    EXHIBIT 99.1

                                  CERBCO, Inc.
               CONSOLIDATING SCHEDULE - BALANCE SHEET INFORMATION
                               SEPTEMBER 30, 2002
                                   (unaudited)

                                                             CERBCO, Inc.                        CERBCO, Inc.     Insituform East,
                                                             Consolidated      Eliminations      Unconsolidated   Incorporated
ASSETS
Current Assets:
  Cash and cash equivalents                                   $ 4,439,163       $          0       $ 4,067,906       $  371,257
                                                                                           0
  Marketable securities                                         7,260,136                  0         7,260,136                0
  Accounts receivable                                           3,840,197                  0            65,332        3,774,865
  Inventories                                                     801,592                  0                 0          801,592
  Prepaid and refundable taxes                                    306,134                  0           279,500           26,634
  Prepaid expenses and other                                      287,305                  0            20,348          266,957
                                                              -----------       ------------       -----------       ----------

                                      TOTAL CURRENT ASSETS     16,934,527                  0        11,693,222        5,241,305

Investment in and Advances to Subsidiary:
  Investment in subsidiary                                              0  (C)    (4,427,281)        4,427,281                0
  Intercompany receivables and payables                                 0                  0         3,020,583       (3,020,583)

Property, Plant and Equipment - net of accumulated              6,779,784                  0             7,326        6,772,458
  depreciation

Other Assets:
  Excess of acquisition cost over value of net assets           1,485,660  (C)     1,485,660                 0                0
   acquired - net
  Cash surrender value of SERP life insurance                   1,627,645                  0         1,349,162          278,483
  Marketable securities                                         3,011,596                  0         3,011,596                0
  Deposits and other                                               44,489                  0            44,489                0
                                                           --------------       ------------       -----------       ----------

                                              TOTAL ASSETS    $29,883,701       $ (2,941,621)       $23,553,659      $9,271,663
                                                           ==============       ============       ============      ==========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
  Accounts payable and accrued liabilities                    $ 1,593,783       $          0       $    57,558         $1,536,225

  Income taxes payable                                             10,000                  0                 0             10,000
  Current portion of capital lease obligations                      2,700                  0                 0              2,700
                                                           --------------       ------------       -----------         ----------

                                 TOTAL CURRENT LIABILITIES      1,606,483                  0            57,558          1,548,925
Long-Term Liabilities:
  Accrued SERP liability                                        1,868,388                  0         1,636,185            232,203
                                                           --------------       ------------       -----------         ----------
                                         TOTAL LIABILITIES      3,474,871                  0         1,693,743          1,781,128
                                                           --------------       ------------       -----------         ----------

Non-Owned Interests                                             4,548,914(B)(C)    4,548,914                 0                  0
                                                           --------------       ------------       -----------         ----------

Stockholders' Equity:
  Common stock                                                    118,953   (C)     (175,486)          118,953            175,486
  Class B Common stock                                             29,342   (C)      (11,904)           29,342             11,904
  Additional paid-in capital                                    7,527,278   (C)   (4,000,424)        7,527,278          4,000,424
  Retained earnings                                            14,184,343 (C)(D)  (4,492,334        14,184,343          4,492,334
  Treasury stock                                                        0   (C)    1,189,613                 0         (1,189,613)
                                                           --------------       ------------       -----------         ----------
                                TOTAL STOCKHOLDERS' EQUITY     21,859,916         (7,490,535)       21,859,916          7,490,535
                                                           --------------       ------------       -----------         ----------
                TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY    $29,883,701       $ (2,941,621)      $23,553,659         $9,271,663
                                                           ==============       =============      ===========         ==========

                                                                    EXHIBIT 99.1

                                  CERBCO, Inc.
                        CONSOLIDATING ELIMINATION ENTRIES
                               SEPTEMBER 30, 2002
                                   (unaudited)

                                  (A)
Investment income                                                                     $30,400
  Interest expense                                                                                         $30,400
To eliminate interest expense paid by Insituform East to CERBCO in the three months ended September 30, 2002.

                                  (B)
Non-owned interests                                                                  $171,234
  Non-owned interests in loss of subsidiary                                                               $171,234
To record non-owned interests in loss of Insituform East
for the three months ended September 30, 2002.

                                  (C)
Common stock                                                                         $175,486
Class B stock                                                                          11,904
Additional paid-in capital                                                          4,000,424
Retained earnings                                                                   4,663,568
Goodwill - net                                                                      1,485,660
  Treasury stock                                                                                        $1,189,613
  Non-owned interests                                                                                    4,720,148
  Investment in subsidiary                                                                               4,427,281
To eliminate investment in Insituform East.

                                  (D)
Current year operations adjustments                                                  $171,234
  Retained earnings                                                                                       $171,234
To close out impact of eliminating entries on current quarter's statement of operations.